Exhibit 99.1

Texas Roadhouse offers expanded To-Go and Curbside service options in response to the COVID-19/Coronavirus outbreak

Company withdrawing financial guidance for 2020 and drawing down revolving credit facility

LOUISVILLE, KY. (March 19, 2020) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), announced today that it has expanded its “To-Go” program for its company-owned restaurants to include “curbside” and/or “drive-up” operating models as many states implement limited or no in-restaurant dining. At this time, Texas Roadhouse has no domestic restaurants closed due to the COVID-19/Coronavirus outbreak and is operating restaurants in a full, limited, or To-Go capacity depending on the store location.

“In the areas where our dining rooms are temporarily closed, we are committed to serving our communities across America with ramped-up To-Go, Family Value Packs, and curbside service,” said Kent Taylor, Founder and CEO of Texas Roadhouse. “As we know, Texas Roadhouse and the entire foodservice industry play a vital role in our nation’s food supply and you can count on us to do our part to support our communities.”

Increasing Cash Reserves

The Company has increased its cash position by drawing down $190 million under its revolving credit facility to bolster its already strong cash position. With the draw down, and existing cash, the Company will have over $300 million in cash on hand with an option to increase its credit facility by an additional $200 million.

The increased borrowing was taken as a precautionary measure to provide enhanced financial flexibility considering the uncertain market conditions arising from the COVID-19/Coronavirus pandemic.

2020 Outlook

Due to the current unprecedented global market and economic conditions in the United States and around the world, the Company is withdrawing financial guidance for the fiscal year ending December 29, 2020. The Company plans to provide an update on the business on its First Quarter earnings call and will provide updated financial guidance to the extent it can reasonably estimate the impact of the outbreak and changing market conditions.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 610 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Website at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19/Coronavirus outbreak and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These factors should not be construed as exhaustive and should be read in conjunction with our other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements, except as required by applicable law.

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457